UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2017

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07 Submission of Matters to a Vote of Security Holders.

(a)    Avid Technology, Inc. (the “Company”) held its annual meeting of stockholders on Tuesday, May 9, 2017 at the Company’s Headquarters at 75 Network Drive, Burlington, MA 01803 (the “2017 Annual Meeting”). Set forth below are the final voting results on each matter submitted to a vote of stockholders at the 2017 Annual Meeting. Each proposal is described in more detail in the Company’s proxy statement for the 2017 Annual Meeting (the “2017 proxy statement”), dated March 30, 2017.

(b)    The final voting results of the 2017 Annual Meeting were as follows:

Proposal 1 - Election of Directors

Elizabeth M. Daley and John P. Wallace were elected as Class III Directors for terms expiring at the Company’s 2020 annual meeting of stockholders. The vote with respect to each nominee is set forth below:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Elizabeth M. Daley	20,507,878	6,121,430	13,698	10,123,217
John P. Wallace	26,444,335	183,933	14,738	10,123,217

Proposal 2 - Ratification of the Selection of our Independent Registered Public Accounting Firm

The stockholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 by a vote of 36,515,259 shares for and 160,580 shares against, with 90,384 shares abstaining.

Proposal 3 - Approval of an Amendment to the Company’s 2014 Stock Incentive Plan

The stockholders approved an amendment to the Company’s 2014 Stock Incentive Plan by a vote of 24,779,636 shares for and 1,836,389 shares against, with 26,981 shares abstaining and 10,123,217 broker non-votes.

Proposal 4 - Advisory Vote To Approve Executive Compensation

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2017 proxy statement, by a vote of 26,014,610 shares for and 495,827 shares against, with 132,569 shares abstaining and 10,123,217 broker non-votes.

Proposal 5 - Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

The stockholders approved, on an advisory basis, the frequency of future stockholder advisory votes on executive compensation by a vote of 24,819,014 shares for one year, 275,909 shares for two years and 1,529,122 for three years, with 18,961 shares abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: May 11, 2017	By: /s/ Brian E. Agle Name: Brian E. Agle Title: Senior Vice President and CFO